EXHIBIT 99.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

BANK OF HAWAII CORPORATION

EXHIBIT TO CURRENT REPORT ON

FORM 8-K DATED April 28, 2003

Commission File Number 1-6887

Bank of Hawaii Corporation First Quarter 2003 Financial Results

•          Diluted Earnings Per Share Increases to $0.47

•          Net Income of $29.8 Million for the Quarter

•          Board of Directors Declares Dividend of $0.19 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 28, 2003) — Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.47 for the first quarter of 2003, up from diluted earnings per share of $0.44 in the fourth quarter of 2002 and up from $0.41 in the comparable quarter last year.  Net income for the first quarter was $29.8 million, up from $28.9 million in the previous quarter and down slightly from $31.1 million reported in the same quarter last year.

The return on average assets for the first quarter of 2003 was 1.31 percent, up from 1.20 percent in the fourth quarter of 2002 and up from 1.21 percent in the first quarter of 2002.  The return on average equity was 12.42 percent in the first quarter, up from 10.72 percent in the previous quarter and a significant improvement from 9.97 percent in the same quarter last year.

“We are encouraged by the first quarter results for 2003,” said Michael E. O’Neill, Chairman and CEO.  “Despite weak financial market conditions, our net interest income and margin are up, credit losses and other credit quality indicators have improved, and our expenses are coming down.  We are pleased to see growth in both loans and deposits.  The Hawaii economy has held up well in the face of uncertainty.  Our system conversion is on schedule and on budget, and we are looking forward to the benefits it will create for both our customers and our shareholders.”

Net income in the first quarter of 2003 included charges of $7.4 million related to the information technology systems replacement project.  Included in the fourth quarter of 2002 were charges of $7.0 million related to the information technology systems replacement project and $0.4 million in net restructuring expenses related to the divestiture program.  Non-core items in the first quarter of 2002 included net restructuring expenses of $2.0 million.

-more-

Bank of Hawaii Corporation First Quarter 2003 Financial Results

Financial Highlights

Net interest income for the first quarter of 2003 on a fully taxable equivalent basis was $91.0 million, up $0.8 million from the fourth quarter of 2002, primarily due to increased loan volumes and a reduction in rates on deposits and borrowings.  An analysis of the change in net interest income is included in Table 6.  Net interest income was down $3.9 million from the first quarter of 2002 primarily due to lower interest rates.

The net interest margin was 4.29 percent for the first quarter of 2003, a 24 basis point increase from 4.05 percent in the previous quarter and a 37 basis point increase from 3.92 percent in the same quarter last year.  The significant improvement in the net interest margin was largely due to lengthening the maturities of certain short-term investments, an improved earning asset mix, and reductions in short-term borrowings and time deposits, as well as debt repurchases in 2002, which lowered the Company’s cost of funds.

                Bank of Hawaii Corporation’s credit quality continued to improve during the first quarter of 2003.  As a result, the Company did not recognize a provision for loan and lease losses during the quarter.  The allowance for loan and lease losses was reduced by $2.8 million from December 31, 2002, which equaled the amount of net charge-offs for the quarter.  The Company did not recognize a provision for loan and lease losses during the fourth quarter of 2002.  The provision for loan and lease losses was $8.3 million in the first quarter of 2002, which equaled net charge-offs for that quarter.

Non-interest income was $44.8 million for the quarter compared to non-interest income of $50.4 million in the fourth quarter of 2002 and $53.0 million in the first quarter of 2002.  The decrease was largely due to a reduction in gains on sales of mortgage loans resulting from the decision at the end of 2002 to hold the majority of first quarter 2003 mortgage loan originations in the portfolio rather than selling them in the secondary market.  The decrease in sales gains offset growth in other non-interest revenue, including tax preparation fees, service charges on deposits and other service fee income.

Non-interest expense for the first quarter of 2003 was $90.2 million, including the previously mentioned $7.4 million in information technology system replacement costs.  Non-interest expense for the fourth quarter of 2002 also included a combined $7.4 million in information technology system replacement and net restructuring costs, as discussed above.  By comparison, non-interest expense in the first quarter of 2002 included net restructuring costs of $2.0 million.  Excluding these items, non-interest expense was $82.8 million in the first quarter of 2003, a decrease of $6.5 million, or 7.3 percent, compared to the previous quarter and a decrease of $6.7 million, or 7.4 percent, from the same quarter last year.

The efficiency ratio was 66.4 percent for the first quarter of 2003.  Excluding systems replacement project costs and non-core items, the efficiency ratio was 61.0 percent in the first quarter, compared to 63.5 percent in the previous quarter and 60.5 percent in the same quarter last year.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services Group, and Treasury and Other Corporate.  Business segment results are determined based on the Company’s internal financial management reporting process and organizational structure.  Business segment performance details are summarized in Table 11.

Asset Quality

Bank of Hawaii Corporation’s credit quality reflected continued improvement in the first quarter of 2003.  Non-performing assets were $44.2 million at the end of the quarter, a decrease of $10.2 million, or 18.8 percent, from non-performing assets of $54.4 million at the end of the fourth quarter.  Compared to the same period last year, non-performing assets declined $46.5 million, or 51.3 percent.  At March 31, 2003 the ratio of non-performing assets to total loans plus foreclosed assets and non-performing loans held for sale was 0.79 percent down from 1.01 percent at December 31, 2002 and down from 1.61 percent at March 31, 2002.

Non-accrual loans were $35.1 million at March 31, 2003, a reduction of $9.9 million, or 22.0 percent, from $45.0 million at December 31, 2002 and down $28.6 million, or 44.9 percent, from $63.7 million at March 31, 2002.  Non-accrual loans as a percentage of total loans were 0.63 percent at March 31, 2003 down from 0.84 percent at the end of the previous quarter and down from 1.14 percent at the end of the comparable quarter last year.

Net charge-offs for the first quarter of 2003 were $2.8 million, or 0.21 percent (annualized) of total average loans.  Charge-offs during the quarter of $6.1 million were partially offset by recoveries of $3.3 million.  Net charge-offs in the fourth quarter of 2002 were $11.6 million, or 0.88 percent (annualized) of total average loans.  Net charge-offs during the first quarter of 2002 were $8.3 million, or 0.60 percent (annualized) of total average loans.

The allowance for loan and lease losses was $140.0 million at March 31, 2003.  The ratio of the allowance for loan and lease losses to total loans was 2.52 percent at March 31, 2003 compared with 2.67 percent at December 31, 2002 and 2.84 percent at the end of the same quarter last year.

Concentrations of credit exposure to selected components of the portfolio are summarized in Table 7.

Other Financial Highlights

Total assets were $9.4 billion at the end of March 31, 2003, down slightly from $9.5 billion at the end of December 31, 2002 and down from $10.2 billion at the end of March 31, 2002.  The decrease of $106 million from the previous quarter was largely due to reductions in short-term investments.  Partially offsetting the decrease in short-term investments was growth in loans, which increased $206 million from December 31, 2002.  Compared to the previous year, the decrease in total assets was largely due to reductions in short-term investments as excess liquidity was utilized for share repurchases and debt reduction.

Total deposits at March 31, 2003 were $7.0 billion, up $67 million from December 31, 2002 and up $444 million from March 31, 2002 as growth in demand and savings deposits continued to offset managed decreases in time and foreign deposits.  During the first quarter of 2003 the number of checking and savings accounts increased in response to deposit promotions and other initiatives.  Offsetting the deposit growth were decreases in short-term borrowings, which reflected the lower funding needs of the Company.

During the first quarter of 2003, Bank of Hawaii Corporation repurchased 2.9 million shares of common stock at a total cost of $86.3 million under the share repurchase program.  The average cost per share was $30.22 during the quarter.  From the beginning of the program through March 31, 2003, the Company had repurchased a total of 23.0 million shares and returned a total of $614.2 million to the shareholder at an average cost of $26.71 per share.  Through April 25, 2003, the Company repurchased an additional 0.14 million shares of common stock at a cost of $31.87 per share.  Remaining buyback authority was $181.3 million at April 25, 2003.

The Company’s capital and liquidity remained exceptionally strong during the first quarter of 2003.  At March 31, 2003 the Tier 1 leverage ratio was 10.03 percent compared to 10.34 percent at December 31, 2002 and 12.64 percent at March 31, 2002.

The Company’s Board of Directors declared a quarterly cash dividend of $0.19 per share on the Company’s outstanding shares.  The dividend will be payable on June 13, 2003 to shareholders of record at the close of business on May 23, 2003.

Information Technology Systems Replacement Project

Bank of Hawaii Corporation signed an agreement with Metavante Corporation in July 2002 to serve as the Company’s primary technology systems provider.  The seven-year outsourcing arrangement remains on schedule to be operational in the third quarter of 2003 and is expected to provide annual cost savings of over $17 million compared to 2002 expense levels.  In connection with this project, the Company estimates that it will recognize transition charges of approximately $35 million over the five-quarter conversion period that began in the third quarter of 2002.  During the first quarter of 2003, $7.4 million in transition costs were incurred, bringing the total project-to-date cost to $21.0 million.  System conversion costs are estimated to be approximately $10.2 million in the second quarter of 2003.  Additional details on this project may be found in Table 10.

Economic Outlook

The Hawaii economy remained relatively strong during the first quarter of 2003 and is forecast to remain healthy during the remainder of the year.  The construction and real estate investment sectors continue to lead the Hawaii economy.  Tourism, as measured by passenger arrivals, was up 4.1 percent in the first quarter of 2003 compared to the same quarter last year.  The recent conflict in Iraq had minimal effects on Hawaii tourism.  Unemployment in Hawaii declined to 3.0 percent during the quarter, about half the national unemployment level.  Job growth in the state is projected to be approximately 2.0 percent for 2003 and real income is forecast to grow about 3.0 percent.  Inflation expectations remain relatively low at 1.5 percent.  For more economic information, visit the Company’s web site http://www.boh.com/econ/.

Earnings Outlook

The Company’s previously published earnings guidance of $131 million in net income for the full year of 2003 remains unchanged.  Based on current conditions, the Company does not expect to record a provision for loan losses in 2003.  However, the actual amount of the provision for loan losses will depend on determinations of credit risk that will be made near the end of each quarter.  Earnings per share and return on equity projections continue to be dependent upon the terms and timing of share repurchases.

Conference Call Information

The Company will review its first quarter 2003 financial results today at 8:00 a.m. Hawaii Time (2:00 p.m. Eastern Time).  The presentation will be accessible via teleconference and via the investor relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  The conference call number is (800) 915-4836 in the U.S. or (973) 317-5319 for international callers.  A replay will be available for one week beginning at 9:00 a.m. Hawaii Time (3:00 p.m. Eastern Time) on Monday, April 28, 2003 by calling (800) 428-6051 in the U.S or (973) 709-2089 for international and entering the number 273138 when prompted.  A replay of the presentation will be also available on the Company’s web site.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

This news release contains forward-looking statements concerning the expected efficiency ratio, expected level of loan loss provisioning, anticipated costs and annual savings of our technology systems replacement project, and anticipated revenues and expenses in 2003 and beyond.  We believe the assumptions underlying our forward-looking statements are reasonable.  However, any of the assumptions could prove to be inaccurate and actual results may differ materially from those projected for a variety of reasons, including, but not limited to: 1) unanticipated changes in business and economic conditions, the competitive environment, fiscal and monetary policies, or legislation in Hawaii and the other markets we serve; 2) changes in our credit quality or risk profile which may increase or decrease the required level of allowance for loan and lease losses; 3) changes in market interest rates may deteriorate our credit markets and ability to maintain our net interest margin; 4) changes to the amount and timing of our proposed equity repurchases; 5) inability to achieve expected benefits of our technology outsourcing project and other business process changes due to adverse changes in implementation processes or costs, operational savings, or timing; 6) actions by the United States military and real or threatened terrorist activity affecting business conditions; and 7) adverse weather and other natural conditions impacting our and customers’ operations.  We do not undertake any obligation to update any forward-looking statements to reflect later events or circumstances.

# # # #

Bank of Hawaii Corporation and Subsidiaries

Highlights (Unaudited)	Table 1

(dollars in thousands except per share amounts)

	Three Months Ended
Earnings Highlights and Performance Ratios	March 31, 2003	March 31, 2002(1)

Net Income	$29,801	$31,056
Basic Earnings Per Share	0.49	0.42
Diluted Earnings Per Share	0.47	0.41
Cash Dividends	11,562	13,177
Return on Average Assets	1.31%	1.21%
Return on Average Equity	12.42%	9.97%
Net Interest Margin	4.29%	3.92%
Efficiency Ratio	66.44%	61.81%
Efficiency Ratio excluding ITSRP and Restructuring Costs	60.98%	60.47%

Statement of Condition Highlights and Performance Ratios	March 31, 2003	March 31, 2002(1)

Total Assets	$9,410,210	$10,245,021
Net Loans	5,425,343	5,442,601
Total Deposits	6,987,331	6,543,781
Total Shareholders’ Equity	952,007	1,265,907

Book Value Per Common Share	$15.76	$17.24
Allowance / Loans Outstanding	2.52%	2.84%
Average Equity / Average Assets	10.53%	12.13%
Employees (FTE)	2,891	3,082
Branches and offices	91	104

Market Price Per Share of Common Stock for the Quarter Ended:
Closing	$30.80	$26.06
High	$31.50	$27.79
Low	$29.25	$23.79

(1) Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries

Consolidated Statements of Income (Unaudited)	Table 2

	Three Months Ended(1)
(dollars in thousands except per share amounts)	March 31, 2003	March 31, 2002
Interest Income
Interest and Fees on Loan and Leases	$85,773	$98,645
Income on Investment Securities - Held to Maturity	2,283	5,145
Income on Investment Securities - Available for Sale	22,463	27,193
Deposits	1,307	5,047
Funds Sold and Security Resale Agreements	764	1,003
Other	1,189	1,332
Total Interest Income	113,779	138,365
Interest Expense
Deposits	14,447	23,978
Security Repurchase Agreements	2,242	10,293
Funds Purchased	205	231
Short-Term Borrowings	24	649
Long-Term Debt	5,861	8,319
Total Interest Expense	22,779	43,470
Net Interest Income	91,000	94,895
Provision for Loan and Lease Losses	—	8,292
Net Interest Income After Provision for Loan and Lease Losses	91,000	86,603
Non-Interest Income
Trust and Asset Management	13,190	14,818
Mortgage Banking	283	7,957
Service Charges on Deposit Accounts	8,950	8,410
Fees, Exchange, and Other Service Charges	12,980	12,452
Investment Securities Gains	583	—
Insurance	2,982	2,599
Other	5,785	6,789
Total Non-Interest Income	44,753	53,025
Non-Interest Expense
Salaries	36,459	39,187
Pensions and Other Employee Benefits	9,970	9,996
Net Occupancy Expense	9,613	9,593
Net Equipment Expense	9,748	10,121
Restructuring and Other Related Costs	—	1,979
Information Technology Systems Replacement Project	7,417	—
Other	16,993	20,547
Total Non-Interest Expense	90,200	91,423
Income Before Income Taxes	45,553	48,205
Provision for Income Taxes	15,752	17,149
Net Income	$29,801	$31,056
Basic Earnings Per Share	$0.49	$0.42
Diluted Earnings Per Share	$0.47	$0.41
Dividends Per Share	$0.19	$0.18
Basic Weighted Average Shares	61,294,460	73,312,573
Diluted Weighted Average Shares	63,535,609	75,199,181

(1) Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries

Consolidated Statements of Condition (Unaudited)	Table 3

(dollars in thousands)	March 31, 2003	December 31, 2002	March 31, 2002(1)
Assets
Interest-Bearing Deposits	$157,067	$549,978	$1,347,611
Investment Securities - Held to Maturity (Market Value of $180,043, $236,016 and $354,187, respectively)	175,600	229,720	344,723
Investment Securities - Available for Sale	2,497,508	2,287,201	1,980,378
Funds Sold	175,000	195,000	135,000
Loans Held for Sale	47,269	40,118	99,773
Loans	5,565,371	5,359,004	5,601,580
Allowance for Loan and Lease Losses	(140,028)	(142,853)	(158,979)
Net Loans	5,425,343	5,216,151	5,442,601
Total Earning Assets	8,477,787	8,518,168	9,350,086
Cash and Non-Interest Bearing Deposits	331,994	374,352	248,307
Premises and Equipment	170,696	176,969	192,291
Customers’ Acceptance Liability	1,372	2,680	1,007
Accrued Interest Receivable	36,845	36,722	40,940
Foreclosed Real Estate	9,097	9,434	19,181
Mortgage Servicing Rights	25,801	28,820	30,501
Goodwill	36,216	36,216	36,216
Other Assets	320,402	333,057	326,492
Total Assets	$9,410,210	$9,516,418	$10,245,021
Liabilities
Domestic Deposits
Non-Interest Bearing Demand	$1,714,601	$1,719,633	$1,592,955
Interest Bearing Demand	1,162,202	1,169,128	933,801
Savings	2,669,409	2,535,219	2,089,257
Time	1,416,860	1,461,780	1,807,015
Foreign Deposits
Time Due to Banks	276	1,130	42,261
Other Savings and Time	23,983	33,271	78,492
Total Deposits	6,987,331	6,920,161	6,543,781
Securities Sold Under Agreements to Repurchase	646,317	735,621	1,544,718
Funds Purchased	69,890	64,467	43,485
Current Maturities of Long-Term Debt	118,792	114,781	64,975
Short-Term Borrowings	12,096	33,420	20,644
Banker’s Acceptances Outstanding	1,372	2,680	1,007
Retirement Benefits Payable	62,091	61,385	37,055
Accrued Interest Payable	12,761	13,731	27,983
Taxes Payable	206,139	196,813	146,360
Other Liabilities	70,644	82,596	84,874
Long-Term Debt	270,770	275,004	464,232
Total Liabilities	8,458,203	8,500,659	8,979,114
Shareholders’ Equity
Common Stock ($.01 par value); authorized 500,000,000 shares; issued / outstanding: March 2003 - 81,276,420 / 60,418,539; December 2002 - 81,294,730 / 63,015,442; March 2002 - 81,346,027 / 73,409,966	807	806	806
Capital Surplus	372,887	372,192	369,541
Accumulated Other Comprehensive Income	8,273	11,659	20,389
Retained Earnings	1,133,642	1,115,910	1,065,706
Deferred Stock Grants	74	(1,424)	(4,933)
Treasury Stock, at Cost (Shares: March 2003 - 20,857,881; December 2002 - 18,279,288; March 2002 - 7,936,061)	(563,676)	(483,384)	(185,602)
Total Shareholders’ Equity	952,007	1,015,759	1,265,907
Total Liabilities and Shareholders’ Equity	$9,410,210	$9,516,418	$10,245,021

(1) Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries

Consolidated Statements of Shareholders’ Equity (Unaudited)	Table 4

(dollars in thousands)		Total	Common Stock	Capital Surplus	Accum. Other Compre– hensive Income	Retained Earnings	Deferred Stock Grants	Treasury Stock	Compre– hensive Income

Balance at December 31, 2002		$1,015,759	$806	$372,192	$11,659	$1,115,910	$(1,424)	$(483,384)
Comprehensive Income
Net Income		29,801	—	—	—	29,801	—	—	$29,801
Other Comprehensive Income, Net of Tax Unrealized Gain on Investment Securities		(3,386)	—	—	(3,386)	—	—	—	(3,386)
Total Comprehensive Income									$26,415

Common Stock Issued
9,930	Profit Sharing Plan	216	—	—	—	—	—	216
245,213	Stock Option Plan	5,834	—	1,083	—	(507)	(44)	5,302
24,969	Dividend Reinvestment Plan	543	—	—	—	—	—	543
690	Directors’ Restricted Shares and Deferred Compensation Plan	(6)	1	20	—	—	—	(27)
(19,000)	Employees’ Restricted Shares	1,134	—	(408)	—	—	1,542	—
Treasury Stock Purchased (2,856,600 shares)		(86,326)	—	—	—	—	—	(86,326)
Cash Dividends Paid		(11,562)	—	—	—	(11,562)	—	—
Balance at March 31, 2003		$952,007	$807	$372,887	$8,273	$1,133,642	$74	$(563,676)

Balance at December 31, 2001		$1,247,012	$806	$367,672	$22,761	$1,055,424	$(7,637)	$(192,014)
Comprehensive Income
Net Income		31,056	—	—	—	31,056	—	—	$31,056
Other Comprehensive Income, Net of Tax Unrealized Gain on Investment Securities		(1,913)	—	—	(1,913)	—	—	—	(1,913)
Foreign Currency Translation Adjustment		(459)	—	—	(459)	—	—	—	(459)
Total Comprehensive Income									$28,684

Common Stock Issued
12,113	Profit Sharing Plan	325	—	37	—	—	—	288
884,893	Stock Option Plan	18,237	—	2,455	—	(7,595)	746	22,631
27,454	Dividend Reinvestment Plan	731	—	77	—	(2)	—	656
(114)	Directors’ Restricted Shares and Deferred Compensation Plan	(16)	—	(1)	—	—	—	(15)
(31,100)	Employees’ Restricted Shares	1,259	—	(699)	—	—	1,958	—
Treasury Stock Purchased (701,000 shares)		(17,148)	—	—	—	—	—	(17,148)
Cash Dividends Paid		(13,177)	—	—	—	(13,177)	—	—
Balance at March 31, 2002		$1,265,907	$806	$369,541	$20,389	$1,065,706	$(4,933)	$(185,602)

Bank of Hawaii Corporation and Subsidiaries

Consolidated Average Balances and Interest Rates - Taxable Equivalent Basis (Unaudited)	Table 5

	Three Months Ended March 31, 2003			Three Months Ended(1) December 31, 2002			Three Months Ended(1) March 31, 2002
(dollars in millions)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning Assets
Interest Bearing Deposits	$253.8	$1.3	2.09%	$796.6	$3.6	1.78%	$1,154.7	$5.0	1.77%
Funods Sold	250.5	0.8	1.22	234.5	0.8	1.42	237.3	1.0	1.69
Investment Securities
- Held-to-Maturity	202.0	2.3	4.61	253.8	3.2	4.98	368.7	5.2	5.66
- Available for Sale	2,268.1	22.5	3.96	2,273.3	24.1	4.24	1,939.1	27.2	5.61
Loans Held for Sale	10.1	0.1	5.16	38.9	0.6	5.88	340.9	5.7	6.66
Net Loans and Lease Financing Domestic
- Commercial and Industrial	871.7	10.7	4.96	867.7	11.4	5.20	1,150.9	14.5	5.11
- Construction	115.4	1.4	5.08	131.5	1.8	5.30	169.8	2.2	5.20
-Commercial Mortgage	597.8	9.0	6.14	610.5	9.9	6.40	625.9	10.5	6.77
-Residential Mortgage	2,249.0	37.7	6.70	2,212.6	38.5	6.97	2,394.0	42.8	7.15
-Installment	501.9	12.6	10.21	443.3	11.5	10.38	390.6	11.0	11.46
-Home Equity	434.5	5.7	5.28	422.2	5.9	5.50	347.9	5.3	6.22
-Purchased Home Equity	180.2	2.6	5.78	10.1	—	—	—	—	—
-Lease Financing	495.6	5.9	4.81	498.5	6.3	5.03	492.0	6.6	5.46
Total Domestic Loans	5,446.1	85.6	6.33	5,196.4	85.3	6.54	5,571.1	92.9	6.72
Foreign	14.7	—	—	14.0	—	—	14.3	0.1	1.71
Total Loans	5,460.8	85.6	6.32	5,210.4	85.3	6.52	5,585.4	93.0	6.71
Other	74.6	1.2	6.47	78.7	1.3	6.62	88.4	1.3	6.12
Total Earning Assets	8,519.9	113.8	5.38	8,886.2	118.9	5.33	9,714.5	138.4	5.73
Cash and Non-interest Bearing Deposits	331.6			305.2			304.0
Other Assets	391.5			363.4			398.3
Total Assets	$9,243.0			$9,554.8			$10,416.8

Interest Bearing Liabilities
Interest Bearing Deposits
Domestic Deposits
-Demand	$1,149.2	0.7	0.26	$1,099.9	1.1	0.38	$926.4	1.0	0.45
- Savings	2,608.2	4.6	0.71	2,468.2	6.4	1.03	2,045.5	7.2	1.43
- Time	1,443.3	9.1	2.55	1,501.1	10.1	2.66	1,891.0	14.8	3.17
Total Domestic Deposits	5,200.7	14.4	1.12	5,069.2	17.6	1.37	4,862.9	23.0	1.92
Foreign Deposits
- Time Due to Banks	1.0	—	—	2.9	—	—	118.7	0.6	2.09
- Other Time and Savings	30.5	0.1	1.23	39.4	0.1	1.38	83.9	0.4	1.70
Total Foreign Deposits	31.5	0.1	1.11	42.3	0.1	1.29	202.6	1.0	1.93
Total Interest Bearing Deposits	5,232.2	14.5	1.12	5,111.5	17.7	1.37	5,065.5	24.0	1.92
Short-Term Borrowings	649.8	2.5	1.54	1,053.5	5.1	1.90	1,738.8	11.2	2.61
Long-Term Debt	390.4	5.8	6.09	389.9	5.9	6.05	538.2	8.3	6.27
Total Interest Bearing Liabilities	6,272.4	22.8	1.47	6,554.9	28.7	1.73	7,342.5	43.5	2.40
Net Interest Income		$91.0			$90.2			$94.9
Interest Rate Spread			3.91%			3.60%			3.33%
Net Interest Margin			4.29%			4.05%			3.92%
Non-Interest Bearing Demand Deposits (Domestic)	1,636.8			1,601.0			1,508.9
Other Liabilities	360.7			329.3			301.9
Shareholders’ Equity	973.1			1,069.6			1,263.5
Total Liabilities and Shareholders’ Equity	$9,243.0			$9,554.8			$10,416.8

(1) Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries

Analysis of Change in Net Interest Income –Tax Equivalent Basis (Unaudited)	Table 6

	Three Months Ended March 31, 2003 Compared to December 31, 2002(2)
(dollars in millions)	Volume(1)	Rate(1)	Time(1)	Total

Change in Interest Income:
Interest Bearing Deposits	$(2.8)	$0.6	$(0.1)	$(2.3)
Fed Funds Sold	0.1	(0.1)	—	—
Investment Securities
Held-to-Maturity	(0.6)	(0.3)	—	(0.9)
Available for Sale	(0.1)	(1.5)	—	(1.6)
Loans Held for Sale	(0.4)	(0.1)	—	(0.5)
Loans
Commercial and Industrial	—	(0.5)	(0.2)	(0.7)
Construction	(0.2)	(0.1)	(0.1)	(0.4)
Commercial Mortgage	(0.3)	(0.4)	(0.2)	(0.9)
Residential Mortgage	0.7	(1.5)	—	(0.8)
Installment	1.5	(0.2)	(0.2)	1.1
Home Equity	0.2	(0.2)	(0.2)	(0.2)
Purchased Home Equity	2.4	0.2	—	2.6
Lease Financing	—	(0.3)	(0.1)	(0.4)
Total Loans	4.3	(3.0)	(1.0)	0.3
Other	(0.1)	—	—	(0.1)

Total Change in Interest Income	0.4	(4.4)	(1.1)	(5.1)

Change in Interest Expense:
Interest Bearing Deposits
Demand	—	(0.4)	—	(0.4)
Savings	0.2	(1.9)	(0.1)	(1.8)
Time	(0.4)	(0.4)	(0.2)	(1.0)
Total Interest Bearing Deposits	(0.2)	(2.7)	(0.3)	(3.2)
Short-Term Borrowings	(1.6)	(0.9)	(0.1)	(2.6)
Long-Term Debt	—	—	(0.1)	(0.1)

Total Change in Interest Expense	(1.8)	(3.6)	(0.5)	(5.9)

Change in Net Interest Income	$2.2	$(0.8)	$(0.6)	$0.8

(1) The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume, rate or time for that category.

(2) Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries

Loan Portfolio Balances (Unaudited)	Table 7

(dollars in millions)	March 31, 2003	December 31, 2002	March 31, 2002(1)
Domestic
Commercial
Commercial and Industrial	$824.9	$875.0	$1,114.9
Commercial Mortgage	691.7	591.1	617.6
Construction	86.7	127.5	161.4
Lease Financing	430.4	427.3	436.1
Total Commercial	2,033.7	2,020.9	2,330.0
Consumer
Residential Mortgage	2,305.3	2,131.4	2,409.4
Home Equity	439.1	428.2	369.8
Purchased Home Equity	170.9	185.8	—
Other Consumer	518.5	493.3	389.5
Lease Financing	33.8	34.5	37.9
Total Consumer	3,467.6	3,273.2	3,206.6
Total Domestic	5,501.3	5,294.1	5,536.6
Foreign	64.1	64.9	65.0
Total Loans	$5,565.4	$5,359.0	$5,601.6

(1) Certain 2002 information has been reclassified to conform to 2003 presentation.

Selected Concentrations of Credit Exposure (Unaudited)

	March 31, 2003			Dec. 31, 2002	Mar. 31, 2002
(dollars in millions)	Outstanding	Unused Commitments	Total Exposure(1)	Total Exposure	Total Exposure

Air Transportation
Regional Passenger Carriers	$46.4	$12.3	$58.7	$57.3	$59.8
United States Based Passenger Carriers	39.7	—	39.7	39.6	48.7
International Based Passenger Carriers	31.9	—	31.9	32.1	32.4
Cargo Carriers	14.7	—	14.7	15.0	14.8
Total Air Transportation	$132.7	$12.3	$145.0	$144.0	$155.7

Guam
Hotels	$42.8	$—	$42.8	$44.4	$42.8
Other Commercial	139.6	31.7	171.3	166.0	230.5
Consumer	254.0	9.9	263.9	257.4	283.2
Total Guam	$436.4	$41.6	$478.0	$467.8	$556.5

Syndicated Exposure	$319.4	$633.1	$952.5	$1,002.1	$1,352.2

(1)  Exposure includes loans, leveraged and operating leases.

Bank of Hawaii Corporation and Subsidiaries

Consolidated Non-Performing Assets and Accruing Loans Past Due 90 Days or More (Unaudited)	Table 8

(dollars in millions)	March 31, 2003	December 31, 2002	September 30, 2002(1)	June 30, 2002(1)	March 31, 2002(1)

Non-Performing Assets
Non-Accrual Loans
Commercial
Commercial and Industrial	$2.4	$5.9	$6.4	$14.4	$27.4
Commercial Mortgage	17.9	20.3	18.1	25.3	15.1
Construction	—	0.5	0.9	0.7	1.0
Lease Financing	3.2	4.1	5.7	6.9	4.4
Total Commercial	23.5	30.8	31.1	47.3	47.9
Consumer
Residential Mortgage	11.5	13.9	14.3	14.2	15.3
Home Equity	0.1	0.3	0.2	0.1	0.4
Other Consumer	—	—	0.1	—	0.1
Total Consumer	11.6	14.2	14.6	14.3	15.8
Total Non-Accrual Loans	35.1	45.0	45.7	61.6	63.7

Non-Accrual Loans Held for Sale	—	—	—	—	7.8

Foreclosed Real Estate	9.1	9.4	17.6	17.2	19.2

Total Non-Performing Assets	$44.2	$54.4	$63.3	$78.8	$90.7

Accruing Loans Past Due 90 Days or More
Commercial
Commercial and Industrial	$—	$0.2	$—	$—	$0.2
Commercial Mortgage	0.4	0.3	—	—	1.2
Total Commercial	0.4	0.5	—	—	1.4
Consumer
Residential Mortgage	1.6	0.6	1.4	0.9	2.1
Other Consumer	2.3	0.7	0.3	0.5	0.7
Lease Financing	—	—	—	0.1	0.1
Total Consumer	3.9	1.3	1.7	1.5	2.9
Total Accruing and Past Due	$4.3	$1.8	$1.7	$1.5	$4.3

Total Loans	$5,565.4	$5,359.0	$5,259.3	$5,409.2	$5,601.6

Ratio of Non-Accrual Loans to Total Loans	0.63%	0.84%	0.87%	1.14%	1.14%

Ratio of Non-Performing Assets to Total Loans, Foreclosed Real Estate and Non-Performing Loans Held for Sale	0.79%	1.01%	1.20%	1.45%	1.61%

Ratio of Non-Performing Assets and Accruing Loans Past Due 90 Days or More to Total Loans	0.87%	1.05%	1.24%	1.48%	1.70%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$54.4	$63.3	$78.8	$90.7	$79.7
Additions	4.8	12.0	7.0	20.5	36.4
Reductions
Payments and Sales of Loans	(5.6)	(6.9)	(8.5)	(20.6)	(12.9)
Return to Accrual	(5.6)	(1.9)	(9.1)	(6.2)	(6.3)
Sales of Foreclosed Assets	(1.1)	(9.4)	(1.4)	(3.5)	(0.9)
Charge-offs	(2.7)	(2.7)	(3.5)	(2.1)	(5.3)
Total Reductions	(15.0)	(20.9)	(22.5)	(32.4)	(25.4)

Balance at End of Quarter	$44.2	$54.4	$63.3	$78.8	$90.7

(1) Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Allowance for Loan and Lease Losses (Unaudited)	Table 9

	Three Months Ended(1)
(dollars in millions)	March 31, 2003	December 31, 2002	March 31, 2002

Balance at Beginning of Period	$142.9	$154.5	$159.0
Loans Charged-Off
Commercial
Commercial and Industrial	(1.6)	(2.0)	(7.3)
Construction	(0.5)	—	(0.5)
Lease Financing	—	(9.6)	—
Consumer
Residential Mortgage	(0.7)	(0.4)	(1.4)
Home Equity	(0.1)	(0.1)	(0.1)
Other Consumer	(3.1)	(2.8)	(3.7)
Lease Financing	(0.1)	(0.1)	(0.1)
Total Charge-Offs	(6.1)	(15.0)	(13.1)
Recoveries on Loans Previously Charged-Off
Commercial
Commercial and Industrial	0.6	1.4	0.7
Commercial Mortgage	—	0.1	1.8
Construction	0.9	0.2	—
Consumer
Residential Mortgage	0.2	0.3	0.3
Home Equity	0.1	—	0.1
Other Consumer	1.3	1.3	1.8
Lease Financing	0.1	0.1	—
Foreign	0.1	—	0.1
Total Recoveries	3.3	3.4	4.8
Net Loan Charge-Offs	(2.8)	(11.6)	(8.3)
Provision for Loan and Lease Losses	—	—	8.3
Balance at End of Period(2)	$140.0	$142.9	$159.0

Average Loans Outstanding	$5,460.8	$5,210.4	$5,585.4

Ratio of Net Charge-Offs to Average Loans Outstanding (annualized)	0.21%	0.88%	0.60%
Ratio of Allowance to Loans Outstanding	2.52%	2.67%	2.84%

(1)     Certain 2002 information has been reclassified to conform to 2003 presentation.

(2)     Totals may not add due to rounding.

Bank of Hawaii Corporation and Subsidiaries
Information Technology Systems Replacement Project (Unaudited)	Table 10

(dollars in millions)	Professional Fees	Employee Termination Benefits	Accelerated Depreciation	Other Associated Costs(1)	Total

Costs Incurred:
Three Months Ended:
September 30, 2002	$1.9	$1.0	$3.2	$0.5	$6.6
December 31, 2002	3.2	0.2	2.2	1.4	7.0
Year Ended December 31, 2002	5.1	1.2	5.4	1.9	13.6
Three Months Ended March 31, 2003	3.5	0.4	2.0	1.5	7.4
Total Costs Incurred	$8.6	$1.6	$7.4	$3.4	$21.0

Total Expected Project Costs	$13.1	$5.9	$9.2	$7.3	$35.5

(1)  Includes contract termination, equipment, excise tax and other costs.

Bank of Hawaii Corporation and Subsidiaries
Business Segment Selected Financial Information (Unaudited)	Table 11

(dollars in thousands)	Retail Banking	Commercial Banking	Investment Services Group	Treasury and Other Corporate	Consolidated Total

Three Months Ended March 31, 2003
Net Interest Income	$54,988	$36,383	$3,970	$(4,341)	$91,000
Provision for Loan and Lease Losses	(848)	(2,151)	—	2,999	—
Net Interest Income After Provision for Loan and Lease Losses	54,140	34,232	3,970	(1,342)	91,000
Non-Interest Income	17,364	8,415	15,680	3,294	44,753
	71,504	42,647	19,650	1,952	135,753
Information Technology Systems Replacement Project	(583)	(23)	(244)	(6,567)	(7,417)
Non-Interest Expense	(40,846)	(22,541)	(15,904)	(3,492)	(82,783)
Income Before Income Taxes	30,075	20,083	3,502	(8,107)	45,553
Provision for Income Taxes	(11,128)	(7,334)	(1,296)	4,006	(15,752)
Allocated Net Income (Loss)	18,947	12,749	2,206	(4,101)	29,801
Allowance Funding Value	(152)	(1,141)	(10)	1,303	—
GAAP Provision	848	2,151	—	(2,999)	—
Economic Provision	(2,708)	(3,058)	(132)	(6)	(5,904)
Tax Effect of Adjustments	744	758	53	629	2,184
Capital Charge	(5,403)	(5,367)	(1,517)	(14,464)	(26,751)
Net Income (Loss) After Capital Charge (NIACC)	$12,276	$6,092	$600	$(19,638)	$(670)

RAROC (ROE for the Company)	36%	24%	16%	(4)%	12%

Total Assets at March 31, 2003	$3,471,677	$2,242,681	$145,925	$3,549,927	$9,410,210

Three Months Ended March 31, 2002
Net Interest Income	$49,556	$35,630	$3,001	$6,708	$94,895
Provision for Loan and Lease Losses	(1,942)	(6,510)	—	160	(8,292)
Net Interest Income After Provision for Loan and Lease Losses	47,614	29,120	3,001	6,868	86,603
Non-Interest Income	24,052	8,621	17,824	2,528	53,025
	71,666	37,741	20,825	9,396	139,628
Restructuring and Other Related Costs	—	—	—	(1,979)	(1,979)
Non-Interest Expense	(46,314)	(24,955)	(16,061)	(2,114)	(89,444)
Income Before Income Taxes	25,352	12,786	4,764	5,303	48,205
Provision for Income Taxes	(9,380)	(4,655)	(1,763)	(1,351)	(17,149)
Allocated Net Income	15,972	8,131	3,001	3,952	31,056
Allowance Funding Value	(267)	(1,551)	(7)	1,825	—
GAAP Provision	1,942	6,510	—	(160)	8,292
Economic Provision	(2,504)	(4,239)	(127)	(1)	(6,871)
Tax Effect of Adjustments	307	(266)	50	(617)	(526)
Capital Charge	(5,323)	(6,559)	(1,501)	(21,366)	(34,749)
Net Income (Loss) After Capital Charge (NIACC)	$10,127	$2,026	$1,416	$(16,367)	$(2,798)

RAROC (ROE for the Company)	32%	15%	22%	24%	10%

Total Assets at March 31, 2002	$3,243,345	$2,598,482	$113,914	$4,289,280	$10,245,021

Bank of Hawaii Corporation and Subsidiaries
Quarterly Summary of Selected Consolidated Financial Data (Unaudited)	Table 12

	Three Months Ended(1)
(dollars in thousands except per share amounts)	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002	March 31, 2002

Quarterly Operating Results
Interest Income
Interest and Fees on Loan and Leases	$85,773	$85,945	$89,335	$92,441	$98,645
Income on Investment Securities - Held to Maturity	2,283	3,122	3,963	4,544	5,145
Income on Investment Securities - Available for Sale	22,463	24,088	26,175	26,805	27,193
Deposits	1,307	3,578	5,384	6,011	5,047
Funds Sold and Security Resale Agreements	764	834	914	752	1,003
Other	1,189	1,312	1,575	1,395	1,332
Total Interest Income	113,779	118,879	127,346	131,948	138,365
Interest Expense
Deposits	14,447	17,657	20,547	22,166	23,978
Security Repurchase Agreements	2,242	4,585	7,039	8,256	10,293
Funds Purchased	205	255	299	245	231
Short-Term Borrowings	24	217	334	289	649
Long-Term Debt	5,861	5,947	6,946	8,055	8,319
Total Interest Expense	22,779	28,661	35,165	39,011	43,470
Net Interest Income	91,000	90,218	92,181	92,937	94,895
Provision for Loan and Lease Losses	—	—	—	3,324	8,292
Net Interest Income After Provision for Loan and Lease Losses	91,000	90,218	92,181	89,613	86,603
Non-Interest Income
Trust and Asset Management	13,190	13,085	13,655	14,175	14,818
Mortgage Banking	283	4,398	3,669	2,842	7,957
Service Charges on Deposit Accounts	8,950	8,326	7,925	7,956	8,410
Fees, Exchange, and Other Service Charges	12,980	12,963	13,114	13,065	12,452
Investment Securities Gains	583	612	—	3	—
Insurance	2,982	3,099	2,677	2,563	2,599
Other	5,785	7,872	5,997	7,314	6,789
Total Non-Interest Income	44,753	50,355	47,037	47,918	53,025
Non-Interest Expense
Salaries	36,459	38,462	37,994	37,884	39,187
Pensions and Other Employee Benefits	9,970	6,272	7,377	9,391	9,996
Net Occupancy Expense	9,613	10,638	9,597	9,321	9,593
Net Equipment Expense	9,748	11,077	10,058	9,997	10,121
Restructuring and Other Related Costs	—	385	—	—	1,979
Information Technology Systems Replacement Project	7,417	7,052	6,576	—	—
Other	16,993	22,827	20,141	22,777	20,547
Total Non-Interest Expense	90,200	96,713	91,743	89,370	91,423
Income Before Income Taxes	45,553	43,860	47,475	48,161	48,205
Provision for Income Taxes	15,752	14,952	17,275	17,145	17,149
Net Income	$29,801	$28,908	$30,200	$31,016	$31,056

Basic Earnings Per Share	$0.49	$0.45	$0.44	$0.43	$0.42
Diluted Earnings Per Share	$0.47	$0.44	$0.43	$0.42	$0.41

Balance Sheet Totals
Total Assets	9,410,210	9,516,418	9,702,700	9,824,065	10,245,021
Net Loans	5,425,343	5,216,151	5,104,857	5,250,216	5,442,601
Total Deposits	6,987,331	6,920,161	6,627,673	6,455,981	6,543,781
Total Shareholders’ Equity	952,007	1,015,759	1,100,706	1,191,072	1,265,907

Performance Ratios
Return on Average Assets	1.31%	1.20%	1.22%	1.23%	1.21%
Return on Average Equity	12.42%	10.72%	10.40%	9.94%	9.97%
Efficiency Ratio	66.44%	68.80%	65.90%	63.45%	61.81%
Efficiency Ratio excluding ITSRP and Restructuring Costs	60.98%	63.51%	61.18%	63.45%	60.47%

(1) Certain 2002 information has been reclassified to conform to 2003 presentation.